June 23, 1999

To the Board of Directors
of ESC Medical Systems Ltd.

Gentlemen:

      Effective upon your adoption of the resolutions attached hereto as Annex A, we hereby agree on behalf of ourselves and our affiliates that immediately following the certification of the vote by CT Corporation of the combined extraordinary and annual general meeting, we will support and take all necessary actions within our power to effect the prompt election to the Board of the directors on the reconstituted Board (the "Reconstituted Board"), as contemplated by the attached resolutions, who were not elected at such meeting, it being understood that there will be no obligation to thereafter continue to support such nominations by Messrs. Genger, Gottstein or the current Board.

      We and our affiliates agree to waive any claims we or our affiliates may have against any existing directors with respect to the proxy contests. As of today we are not aware of any other claims we have against the current Board of Directors.

      We further agree to jointly issue the press release attached hereto as Annex B.

      Our agreements are expressly conditioned on the resignation of Shimon Eckhouse as President and Chief Executive Officer of the Company and Karen Sarid and Hillel Bachrach as directors pursuant to executed resignation letters attached hereto as Annex C and the receipt of the certification as to the adoption of the resolutions from Gene Kleinhendler, counsel to the Company.

      We and our affiliates will vote all shares controlled by us and our affiliates in favor of a shareholder resolution for indemnification of current directors for certain litigation, as specified in Annex D hereto.

      We agree not to challenge the proxies of ESC and authorize CT Corporation to certify the vote on all three matters and the adjournment resolution presented at the June 23, 1999 meeting.

      This agreement will expire if the resolutions as attached as Annex A are not adopted by the Board by 11:59 p.m., New York City time, on June 23, 1999.

Sincerely,

          /s/ Arie Genger                      /s/ Barnard J. Gottstein
          On behalf of himself                 On behalf of himself
          and his affiliates, all as           and his affiliates, all as
          identified in his Schedule 13Ds      identified in his Schedule 13Ds
          filed with the Securities and        filed with the Securities and
          Exchange Commission                  Exchange Commission